                      [LOGO OF EINSTEIN/NOAH BAGEL CORP.]

                                                                    EXHIBIT 10.3

                                 April 29, 1998


Mr. Robert Hartnett
100 MacFarlane Road
Delray Beach, FL  33483

Dear Bob:

     I am pleased to confirm our offer of the position of Chief Executive Officer of ENBC, reporting to the Board of Directors. Your bi-weekly base salary will be $11,538.46 ($300,000 annualized) subject to annual performance review. Additionally, you will participate in an annual bonus plan with a target payout equal to 50% of base pay ($150,000), which will be paid coincident with other bonuses following the close of the fiscal year. One-third of your bonus will be based on the Company's revenue performance, one-third of your bonus will be based on Company profitability and one-third of your bonus will be based on Company overhead, in each case measured against targets to be mutually agreed upon by you and the Company within two weeks of the date hereof. No other terms and conditions of your employment are otherwise affected.

     As an executive officer of the Company, you will continue to be entitled to participate in the Company's Amended & Restated 1997 Stock Option Plan. At the Stock Option Committee meeting on March 26, 1998, you were given a stock option grant under the 1997 plan of 210,000 shares at an exercise price of $4.5625 per share. Such options will vest over a four- year period at the rate of 25% per year, as further detailed in the Amended & Restated 1997 Stock Option Plan. Further, these options will be subject to all the provisions of that Plan as it may be amended from time to time.

     Additionally, the Company will reimburse you for all reasonable costs (closing costs, movement of household goods, househunting and temporary living) for your relocation to the Denver area. All reimbursed amounts will be tax protected at 35% to help compensate for the taxes you may incur as a result of the allowance. The actual incremental taxes you pay will depend upon the deductibility of the relocation expenses you incur. You will also be advanced $30,000 as a miscellaneous relocation allowance payable after your start date. Should you voluntarily terminate your employment with the Company on or before one year from your start date in this position, or should your employment be terminated for cause during such period, you hereby agree to repay all monies paid you by the Company for relocation, including the $30,000 miscellaneous relocation allowance.

     As a condition of employment, you will be required to enter into the Company's standard form of confidentiality and non-compete agreement.

[LOGO OF EINSTEIN/NOAH BAGEL CORP.]

Mr. Robert Hartnett
April 29, 1998
Page 2

     The Company will continue your base salary for one year in the event your employment is terminated, other than for "cause" (as hereinafter defined), within four years of the date of this letter. In addition, in such event you will be entitled to receive a pro rata portion of your bonus for the year in which your employment is terminated in such amount as may be reasonably determined by the Board of Directors based on performance relative to performance targets for such partial year and the Company will pay for the continuation of your health insurance coverage for eighteen months (or such shorter period ending when you are covered under an employer-paid health insurance plan of a successor employer). Finally, in such event all Company stock options held by you at the time of such termination shall also continue to vest during the one-year period following termination and be exercisable for one additional year after the end of such one-year period of continued vesting.

     The Company will continue your base salary for two years in the event your employment is terminated, other than for "cause" (as hereinafter defined), or in the event of your voluntary termination of employment for "good reason" (as hereinafter defined), in either case within four years of the date of this letter but following a "change in control" (as hereinafter defined) of the Company. In addition, in such event you will be entitled to receive a pro rata portion of your bonus for the year in which your employment is terminated in such amount as may be reasonably determined by the Board of Directors based on performance relative to performance targets for such partial year and the Company will pay for the continuation of your health insurance coverage for eighteen months (or such shorter period ending when you are covered under an employer-paid health insurance plan of a successor employer). Finally, in such event all Company stock options held by you at the time of such termination shall also continue to vest, and be exercisable, during the two-year period following termination.

     For purposes of this letter agreement, a "change in control" of the Company shall mean any of the following: (a) the acquisition by any person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision, but excluding Boston Chicken, Inc.) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock (or other voting securities) of the Company entitling such person to exercise (i) more than 30% of the total voting power of all shares of capital stock or other voting securities of the Company entitling the holders thereof to vote generally in elections of directors ("Voting Power"), with "beneficial ownership" being determined for this purpose in accordance with Rule 13d-3 under the Exchange Act as in effect on the date hereof, and (ii) a percentage of Voting Power in excess of the percentage of Voting Power which Boston Chicken, Inc. is entitled to exercise by reason of its ownership of capital stock or other voting securities of the Company, (b) a sale of all or substantially all of the assets of the Company to any purchaser (the "Purchaser") if any person other than Boston Chicken, Inc. is the beneficial owner of shares of capital stock of the Purchaser entitling such person to exercise (i) more than 30% of the Voting Power of such Purchaser and (ii) a percentage of Voting Power of the Purchaser in excess of the percentage of Voting Power of the Purchaser which Boston Chicken, Inc. is entitled to exercise by reason of its ownership of equity interests
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[LOGO OF EINSTEIN/NOAH BAGEL CORP.]

Mr. Robert Hartnett
April 29, 1998
Page 3

or other voting securities in the Purchaser, or (c) the individuals who, as of the date of any "change in control" of Boston Chicken, Inc., are members of the board of directors of the Company ceasing for any reason to constitute a majority of the board of directors of the Company. For purposes of this letter agreement a "change in control" of Boston Chicken, Inc. shall mean (i) the acquisition by any person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any successor provision, but excluding Scott Beck or Saad Nadhir) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock or other voting securities of Boston Chicken, Inc. entitling such person to exercise more than 30% of the Voting Power of Boston Chicken, Inc., (ii) a sale of all or substantially all of the assets of Boston Chicken, Inc. to any purchaser (a "BCI Purchaser") if any person other than Scott Beck or Saad Nadhir is the beneficial owner of shares of capital stock or other voting securities of the BCI Purchaser entitling such person to exercise more than 30% of the Voting Power of such Purchaser, or (iii) the individuals who, as of the date of this letter agreement, are members of the board of directors of Boston Chicken, Inc. (the "Incumbent Board") cease for any reason to constitute at least a majority of the board of directors of Boston Chicken, Inc., provided, however, that if either the election of any new director or the nomination for election of any new director by Boston Chicken, Inc.'s stockholders was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered a member of the Incumbent Board.

     For purposes of this letter agreement, (a) termination for "cause" shall mean termination of your employment by reason of any misappropriation of funds or other property of the Company, commission of any felony or any crime involving moral turpitude, fraud or theft, or any breach of your confidentiality or noncompete agreement with the Company, and (b) voluntary termination for "good reason" shall mean your voluntary termination of employment following any material reduction of your compensation or benefits or any relocation of your position to a location more than 60 miles from Golden, Colorado.

     The amounts payable under this letter agreement will be paid without reduction (except as expressly provided herein with respect to payment of health insurance premiums), regardless of any compensation paid or payable to you from any source or which you could have obtained upon seeking other employment, provided that the Company shall be permitted to make all payments net of any legally required tax withholding.

     This letter agreement shall be governed by Colorado law.

     You represent and warrant that you are not a party to any non-compete, confidentiality or similar agreement, whether written or oral, with any person or entity that would restrict or otherwise affect your employment with the Company.

[LOGO OF EINSTEIN/NOAH BAGEL CORP.]

Mr. Robert Hartnett
April 29, 1998
Page 4

     We are delighted that you have decided to move to Colorado and assume this important position. We look forward to what we believe will be an enormous contribution by you to ENBC and we will do all that we can to ensure your success.

     Again, congratulations!

                                               Sincerely,



                                               /s/ Scott A. Beck
                                               ------------------------------
                                                   Scott A. Beck
                                                   Chairman


I hereby accept the offer as stated above:

Signature: /s/ Robert M. Hartnett              Date: 4/29/98
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